Exhibit 99.1

FOR IMMEDIATE RELEASE TO BUSINESS EDITOR

UNITED RENTALS RECEIVES CONSENTS FROM HOLDERS OF OVER 97% OF

ITS OUTSTANDING 10¾% SENIOR NOTES DUE 2008 PURSUANT

TO TENDER OFFER AND CONSENT SOLICITATION

GREENWICH, CT, FEBRUARY 2, 2004—United Rentals, Inc. (NYSE:URI) announced today that, based on information received from the depositary in the company’s current tender offer and consent solicitation, it has received consents from holders of more than 97% of its outstanding 10¾% Senior Notes due 2008 issued under an indenture dated April 20, 2001 (CUSIP No. 911365AB0) (“2001 10¾% Notes”) and 10¾% Senior Notes due 2008 issued under an indenture dated December 24, 2002 (CUSIP No. 911365AE4) (“2002 10¾% Notes,” and together with the 2001 10¾% Notes the “10¾% Notes”). The consents are sufficient to effect all proposed amendments to the indentures governing the 10¾% Notes as set forth in the company’s Offer to Purchase and Consent Solicitation Statement dated January 16, 2004, pursuant to which the tender offer and the consent solicitation are being made.

The consent solicitation relating to the 10¾% Notes expired Friday, January 30, 2004 at 5:00 p.m., New York City time (the “Consent Date”). As of the Consent Date, the company had received tenders of notes and deliveries of related consents from holders of 97.78% of the $650,000,000 aggregate principal amount of 2001 10¾% Notes outstanding and 97.12% of the $210,000,000 aggregate principal amount of 2002 10¾% Notes outstanding.

The company announced that, subject to the terms and conditions of the tender offer, the Total Consideration to be paid per $1,000 principal amount of 10¾% Notes validly tendered and not properly withdrawn on or prior to the Consent Date has been fixed at $1,184.668, which includes the consent payment of $20.00 and accrued interest. The company also announced that the Tender Offer Consideration to be paid per $1,000 principal amount of 10¾% Notes validly tendered and not properly withdrawn after the Consent Date has been fixed at $1,164.668, which included accrued interest, subject to the terms and conditions of the tender offer. These amounts were determined based upon the pricing formula set forth in the Offer to Purchase and Consent Solicitation Statement and assuming a settlement date of February 17, 2004.

The company has executed supplemental indentures effecting the proposed amendments to the indentures governing the 10¾% Notes. These supplemental indentures will only become operative if the company accepts the notes of the applicable series for payment pursuant to the terms of the tender offer. When the amendments become operative, they will be binding on the holders of 10¾% Notes not tendered for purchase in the tender offer.

The tender offer expires at midnight, New York City time, on February 13, 2004, unless extended or earlier terminated.

The company has retained Credit Suisse First Boston LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. to serve as the Dealer Managers and Solicitation Agents for the tender offer. Requests for documents may be directed to MacKenzie Partners, Inc., the Information Agent, by telephone at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). Questions regarding the tender offer may be directed to Credit Suisse First Boston, at (800) 820-1653 (toll-free) or (212) 538-4807 (collect), Banc of America Securities LLC, at (888) 292-0070 (toll free) or (212) 847-5834 (collect) or JP Morgan, at (800) 245-8812 (toll-free) or (212) 270-1100 (collect).

This press release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities. The offer is being made solely by the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal dated January 16, 2004.

Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as “plans,” “intends,” “contemplates,” “expects,” “will,” or “anticipates” or the negative thereof or comparable terminology, or by discussions of strategy. Actual results and events may differ from those forecast. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except to the extent required by law.

Contact:

Alfred P. Colangelo

Vice President, Finance

United Rentals, Inc.

(203) 618-7141

acolangelo@ur.com